UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2007

Occam Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6868 Cortona Drive
Santa Barbara, CA 93117
(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Director.

(b)           On October 11, 2007, Kenneth R. Cole, a member of our board of directors, informed us that for personal reasons he would not stand for re-election at our next annual meeting of stockholders, which we currently expect to hold after the completion of the previously announced audit committee review of our revenue recognition practices and the filing with the Securities and Exchange Commission of our currently delinquent annual and quarterly reports under the Securities Exchange Act of 1934, as amended.

We provided Mr. Cole with a copy of this Current Report on Form 8-K and an opportunity to provide us with any comments.  Mr. Cole indicated to us that his decision not to stand for re-election was not a result of any disagreement with us about our operations, policies, or practices and that he agreed with the statements set forth in this Current Report on Form 8-K.  Mr. Cole has not provided us with any written correspondence concerning the circumstances surrounding his decision not to stand for re-election.

Mr. Cole serves as a member of our audit committee and as chairman of our nominating and governance committee.  Mr. Cole is expected to remain on our board of directors and its committees until the date of our next annual meeting of stockholders.

We would like to thank Mr. Cole for his long and valuable service to our company and our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell
Chief Financial Officer

Date: October 11, 2007